Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-177645) and Form S-8 (No. 333-185299-01) of Unilever N.V. and on Form F-3 (No. 333-177645-02) and Form S-8 (No. 333-185299) of Unilever PLC of our report dated 5 March, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom
As auditors of Unilever PLC
8 March, 2013

Amsterdam, The Netherlands, 8 March, 2013

PricewaterhouseCoopers Accountants N.V.

As auditors of Unilever N.V.

/s/ R A J Swaak RA
R A J Swaak RA